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Exhibit 5.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Gammon Lake Resources Inc.

        We consent to the incorporation by reference in this registration statement of:

  •
  our auditors' report dated April 11, 2006 on the consolidated balance sheets of Mexgold Resources Inc. ("the Company") as at December 31, 2005 and April 30, 2005, and the consolidated statements of operations and deficit and cash flows for the eight month period ended December 31, 2005 and the twelve month period ended April 30, 2005

  •
  our auditors' report dated August 3, 2005 on the consolidated balance sheets of the Company as at April 30, 2005 and 2004, and the consolidated statements of operations and deficit and cash flows for each of the years in the two-year period ended April 30, 2005

  •
  our auditors' report on reconciliation to United States GAAP dated April 9, 2007, prepared under item 18 of Form 20-F.

/s/ McGovern, Hurley, Cunningham, LLP
Independent Chartered Accountants
Licensed Public Accountants
Toronto, Canada
April 9, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM